Exhibit 3.19

State of Delaware
Secretary of State
Division off-Corporations
Delivered 01:53 PM 04/20/2011
FILED 01:41 PM 04/20/2011
SRV 110435868 - 4971489 FILE

CERTIFICATE OF FORMATION

OF

WIDE OPEN WEST MID-MICHIGAN, LLC

This Certificate of Formation of WideOpenWest Mid-Michigan, LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-201, et. seq.).

FIRST. The name of the limited liability company formed hereby is WideOpenWest Mid-Michigan, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of this 20th day of April, 2011.

By:	/s/ Henry Rosas
Name: Henry Rosas
Title: Authorized Person